UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

Syros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37813	45-3772460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 CambridgePark Drive, 4th Floor Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On September 15, 2022, Syros Pharmaceuticals, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, the voting results of the proposals submitted to the Company’s stockholders at a special meeting of stockholders held on September 15, 2022 (the “Special Meeting”). This Amendment No. 1 to the Original Form 8-K (“Amendment No. 1”) is being filed to correct certain errors by third party proxy intermediaries with respect to the reporting of the voting results. Correction of these errors did not change the outcome of any of the matters voted on. This Amendment No. 1 amends and restates the disclosure provided under Item 5.07 of the Original Form 8-K in its entirety.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders voted on the proposals set forth below relating to the Agreement and Plan of Merger, dated as of July 3, 2022 (the “Merger Agreement”), by and among the Company, Tyme Technologies, Inc., a Delaware corporation (“Tyme”) and Tack Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), providing for the merger of Merger Sub with and into Tyme, with Tyme surviving the merger as wholly-owned subsidiary of the Company (the “Merger”). The proposals are described in detail in the Company’s definitive proxy statement/prospectus included in the Registration Statement on Form S-4 filed by the Company with the SEC on August 8, 2022 (the “Proxy Statement/Prospectus”) and first mailed to the Company’s stockholders on August 10, 2022. The final voting results regarding each proposal are set forth below. There were 63,003,795 shares of Company common stock outstanding and entitled to vote on the record date for the Special Meeting, and 47,801,854 shares of company common stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

Proposal No. 1. Approval of the issuance of shares of common stock of the Company (i) to stockholders of Tyme pursuant to the terms of the Merger Agreement and (ii) to certain investors pursuant to the terms of the Securities Purchase Agreement, by and among the Company and the investors party thereto, dated as of July 3, 2022.

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain	Broker Non-Vote
33,009,922	561,413	39,893	14,190,626

Proposal No. 2. Approval of an amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of the Company’s common stock from 200,000,000 shares to 700,000,000 shares.

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain	Broker Non-Vote
32,313,493	1,237,216	60,519	14,190,626

Proposal No. 3. Approval of an amendment to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock, by a ratio of not less than 1-for-5 and not more than 1-for-15, and a proportionate reduction in the number of authorized shares of the Company’s common stock, such ratio and implementation and timing of the reverse stock split to be determined in the discretion of the board of directors of the Company.

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain	Broker Non-Vote
45,245,799	2,475,780	80,275	0

Proposal No. 4. To approve the adoption of the Syros Pharmaceuticals, Inc. 2022 Equity Incentive Plan.

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain	Broker Non-Vote
22,533,550	10,886,936	190,742	14,190,626

Proposal No. 5. To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 and 3 or to ensure that any supplement or amendment to the Proxy Statement/Prospectus is timely provided to holders of the Company’s common stock.

This proposal was approved by the requisite vote of the Company’s stockholders, but adjournment of the Special Meeting was unnecessary because there was a quorum present and there were sufficient votes received at the time of the Special Meeting on Proposal Nos. 1, 2 and 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: December 16, 2022	By:	/s/ Nancy Simonian
Nancy Simonian, M.D.
President & Chief Executive Officer